UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 22, 2010

Date of Earliest Event Reported: February 18, 2010

BOISE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33541	20-8356960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation.

Effective February 18, 2010, Thomas S. Souleles resigned from our board of directors. Mr. Souleles served on our board as a designee of Boise Cascade Holdings, L.L.C. (Boise Cascade) pursuant to the Investor Rights Agreement dated February 22, 2008 (the Agreement), among Boise Inc., Boise Cascade (as successor by assignment to Boise Cascade, L.L.C.), and certain individuals referred to in the Agreement as the Aldabra Shareholders. Pursuant to the Agreement, Boise Cascade is currently entitled to designate two of our nine directors based on its shareholdings in Boise Inc. Following the resignation of Mr. Souleles from our board, the Boise Board Representatives (as that term is defined in the Agreement) designated by Boise Cascade are Stanley R. Bell and W. Thomas Stephens.

Mr. Souleles served as a member of our Executive and Compensation Committees.

Mr. Souleles did not indicate to us that his resignation was due to a disagreement with us on any matter relating to our operations, policies, or practices.

(d) Director Election.

Effective February 18, 2010, Heinrich R. (Rudi) Lenz was elected to serve on our board of directors. There is no arrangement or understanding between Mr. Lenz and any other persons pursuant to which Mr. Lenz was selected as a director.

Mr. Lenz has served as president and chief executive officer of Sun Chemical Corporation, a producer of printing inks and pigments, since January 2008. From 2002 to 2007, Mr. Lenz served as Sun Chemical’s senior vice president and chief financial officer/President, Latin America. From 1997 to 2002, Mr. Lenz was employed by Fairchild Aerospace, a manufacturer of corporate jets and aircraft for regional airlines, serving first as executive vice president and chief financial officer, and then as president and chief executive officer of Fairchild Aircraft Inc. From 1980 to 1997, Mr. Lenz was employed by Allied Signal Aerospace in its aerospace, automotive, specialty chemicals, plastics, and engineered materials businesses, ultimately being promoted to vice president, Finance. From 1976 to 1980, Mr. Lenz was employed by the German Internal Revenue Service. Mr. Lenz received a B.S. in Finance and Taxes from the University of Edenkoben, Germany, and an M.S. in Business and Administration from the University of Wiesbaden, Germany. Mr. Lenz does not hold any other public company directorships.

Our board of directors has determined that Mr. Lenz meets our director independence standards and is eligible to serve on our board committees requiring independence. Mr. Lenz has been appointed to serve on our Audit Committee effective February 18, 2010.

There are no related party transactions existing between us and Mr. Lenz.

Along with our other nonemployee directors, Mr. Lenz is entitled to receive compensation for his service on our board consisting of an annual cash retainer, annual committee membership fees, an annual equity award under our Boise Inc. Incentive and Performance Plan, and reimbursement for his travel expenses incurred in connection with his board duties. Mr. Lenz is also eligible to participate in our Directors Deferred Compensation Plan.

Effective February 18, 2010, and commensurate with the resignation of Mr. Souleles from and the election of Mr. Lenz to our board, the composition of our board committees is as follows:

Executive

Carl A. Albert – Chair

Jonathan W. Berger

Jack Goldman

Alexander Toeldte

Audit

Jonathan W. Berger – Chair

Carl A. Albert

Jack Goldman

Heinrich R. (Rudi) Lenz

Compensation

Jonathan W. Berger – Chair

Carl A. Albert

Jack Goldman

W. Thomas Stephens

Governance

Jack Goldman – Chair

Carl A. Albert

Jonathan W. Berger

Jason G. Weiss

Nominating

Carl A. Albert – Chair

Jonathan W. Berger

Nathan D. Leight

(e) Compensatory Arrangements of Certain Officers.

On February 18, 2010, our board of directors approved amendments to our executive officer severance agreements to bring the agreements into compliance with Internal Revenue Code Sections 162(m) and 409A. Specifically, the amendments (1) eliminate the reference to target bonus and provide a severance payment based solely on a multiple of base salary; and (2) provide for payment on the 45th day following a “qualifying termination” subject to a release being signed and the revocation period having expired by that date. These amendments do not change the economics of our executive officer severance agreements.

The above summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the forms of amended executive officer severance agreements filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. Exhibits 99.1 and 99.2 are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Form of Severance Agreement dated February 18, 2010, between Boise Paper Holdings, L.L.C. and Alexander Toeldte

Exhibit 99.2	Form of Officer Severance Agreement dated February 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE INC.

By	/s/ KAREN E. GOWLAND
Karen E. Gowland Vice President, General Counsel and Corporate Secretary

Date: February 22, 2010